11-13
For further information:
John P. Barnett
Director of External Affairs
Southern Union Company
713-989-7556

SOUTHERN UNION ANNOUNCES 2Q RESULTS;
REAFFIRMS 2011 GUIDANCE

• Second Quarter 2011 Reported EPS of $0.47; Adjusted EPS of $0.41
• 2011 Guidance: GAAP EPS of $1.87 to $2.07; Adjusted EPS of $1.75 to $1.95

HOUSTON, August 9, 2011 –Southern Union Company (NYSE: SUG) today reported second quarter net earnings available for common stockholders of $59.8 million ($0.47 per share), compared with $69.4 million ($0.55 per share) in the prior year. Adjusted net earnings for the same period were $52.1 million ($0.41 per share), compared with $53.0 million ($0.42 per share) in the prior year. The following table provides a reconciliation of net earnings to adjusted net earnings:

Select Non-GAAP Financial Information	Three Months Ended June 30,
($000s, except per share amounts)	2011	2010
Net earnings available for common stockholders	$59,773	$69,424
After-tax adjustments:
MTM gain on open economic hedges	$(194)	$(14,009)
MTM loss recorded in prior accounting period	$(4,572)	$(5,697)
Merger-related expenses	$2,965	$-
Litigation settlements	$(5,910)	$-
Loss on extinguishment of preferred stock	$-	$3,295
Adjusted net earnings available for common stockholders	$52,062	$53,013
Reported net earnings per share available for common stockholders	$0.47	$0.55
Adjusted net earnings per share available for common stockholders	$0.41	$0.42

George L. Lindemann, chairman and CEO, said, “I am very pleased with our results for the second quarter. Our business units produced solid earnings and we are reaffirming our 2011 adjusted earnings guidance at this time. We also continue to be excited about the high level of producer activity in the Bone Spring and Avalon Shale plays, which are adjacent to our Southern Union Gas Services’ assets. We expect significant growth opportunities on our system to arise from these plays over the next several years.”

Eric D. Herschmann, Vice Chairman, President and COO, added, “The Company is also pleased with the US Department of Energy’s recent order authorizing Lake Charles Exports, a jointly-owned subsidiary of the Company and BG Group plc, to export up to 2 Bcf/day of domestically produced LNG from Trunkline LNG’s Lake Charles terminal to countries that have or will enter into a free trade agreement with the United States.  Receipt of this important regulatory approval is a significant milestone for our liquefaction plans at the terminal.  We also hope to receive approval to export LNG to non-free trade agreement countries in the near future.  We look forward to participating in this project which will help stimulate the economy through job creation and enhanced support for domestic production of natural gas.”

For the six-month period ended June 30, 2011, the Company reported net earnings available for common stockholders of $120.4 million ($0.96 per share), compared with $123.7 million ($0.99 per share) in the prior year. Adjusted net earnings for the same period were $116 million ($0.92 per share), compared with $108.2 million ($0.86 per share) in the prior year. The following table provides a reconciliation of net earnings to adjusted net earnings:

Select Non-GAAP Financial Information	Six Months Ended June 30,
($000s, except per share amounts)	2011	2010
Net earnings available for common stockholders	$120,435	$123,713
After-tax adjustments:
MTM (gain) loss on open economic hedges	$9,059	$(10,447)
MTM loss recorded in prior accounting period	$(10,523)	$(12,581)
Merger-related expenses	$2,965	$-
Litigation settlements	$(5,910)	$-
Change in tax treatment for Medicare Part D subsidies	$-	$4,216
Loss on extinguishment of preferred stock	$-	$3,295
Adjusted net earnings available for common stockholders	$116,026	$108,196
Reported net earnings per share available for common stockholders	$0.96	$0.99
Adjusted net earnings per share available for common stockholders	$0.92	$0.86

2Q 2011 Highlights
•
Southern Union’s transportation and storage segment posted adjusted EBIT of $ 109.1 million, compared with EBIT of $111.2 million in the prior year. The decrease was primarily attributable to the impact of a $3.5 million reduction in the 2010 period in the repair and abandonment cost provision for Hurricanes Ike and Gustav resulting from favorable weather conditions experienced and higher depreciation expenses of $1.1 million due to increased plant, property and equipment placed into service after June 30, 2010, partially offset by higher operating revenue of $2.7 million primarily due to an increase in sales of short-term capacity.

•

The gathering and processing segment reported adjusted EBIT of $14.2 million, compared with adjusted EBIT of $9.1 million in the prior year, primarily due to higher market-driven realized average natural gas and NGL prices in the 2011 period.  Total processed volumes were 431,453 MMBtu/d in the 2011 period compared with 436,178 MMBtu/d in 2010.

•
The Company’s distribution segment posted adjusted EBIT of $3.6 million compared to EBIT of $6.9 million in the prior year.  This decrease was primarily due to higher operating, maintenance and general expenses, including the impact of higher costs related to the tornadoes in Joplin, Missouri, during the current quarter and the impact of a $1.5 million settlement in the prior year for a previous environmental claim.

•
Income taxes were $25.6 million in the current quarter compared with $28.6 million in the prior year. The decrease was primarily due to lower pre-tax earnings in the current quarter compared to the prior year.

•	Preferred stock dividends were down $2.2 million in the current quarter versus the prior year due to the Company’s redemption of its remaining outstanding preferred stock in July 2010.

Merger Update

On July 19, 2011, the Company entered into a Second Amended and Restated Agreement and Plan of Merger (“Second Amended Merger Agreement”) with Energy Transfer Equity, L.P. (“ETE”) and Sigma Acquisition Corporation, a wholly-owned subsidiary of ETE (“Merger Sub”).  The Seconded Amended Merger Agreement modifies certain terms of the Agreement and Plan of Merger entered into by the Company, ETE and Merger Sub on June 15, 2011 as amended on July 4, 2011.  The Second Amended Merger Agreement provides for the merger of Merger Sub with and into the Company (“Merger”), with the Company continuing as the surviving corporation in the Merger, and the contribution of the Company’s interests in Citrus Corp. through merger to Energy Transfer Partners, L.P.  Under the terms of the Second Amended Merger Agreement, Company shareholders can elect to exchange their common shares for $44.25 of cash or 1.000x ETE common unit.  The maximum cash component is 60% of the aggregate consideration and the common unit component can fluctuate between 40% and 50%.  Elections in excess of either the cash or common unit limits will be subject to proration.  As a result of the Merger, the Company will become a wholly-owned subsidiary of ETE.  The Merger is expected to close in the first quarter of 2012, subject to stockholder approval and certain other regulatory approvals.

2011 Earnings Guidance

Southern Union reaffirms its expected 2011 net earnings of $1.87 to $2.07 per share (GAAP basis) and adjusted net earnings of $1.75 to $1.95 per share.  Adjusted net earnings exclude the mark-to-market impact of open economic hedges of processing spreads.

Quarterly Report on Form 10-Q

Southern Union will provide additional information about its second quarter 2011 results in its quarterly report on Form 10-Q expected to be filed today with the Securities and Exchange Commission. Once made, this filing may be accessed through the Investors’ section of the Company’s web site at www.sug.com.

Non-GAAP Financial Measures

The Company uses adjusted net earnings (per share) and earnings before interest and taxes (“EBIT”), or adjusted EBIT, as appropriate, as its primary measures of evaluating financial performance. The Company also believes these measures present its financial performance in a manner that is more consistent with the presentation used by the investment community in its evaluation of the Company’s financial performance. Adjusted net earnings (per share), EBIT and adjusted EBIT are non-GAAP measures and should be used in conjunction with net earnings and other financial measures such as operating income or net cash flows provided by operating activities.

About Southern Union Company

Southern Union Company, headquartered in Houston, is one of the nation’s leading diversified natural gas companies, engaged primarily in the transportation, storage, gathering, processing and distribution of natural gas. The Company owns and operates one of the nation’s largest natural gas pipeline systems with more than 20,000 miles of gathering and transportation pipelines and one of North America’s largest liquefied natural gas import terminals, along with serving more than half a million natural gas end-user customers in Missouri and Massachusetts. For further information, visit www.sug.com.

Cautionary Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are based on management’s beliefs and assumptions.  These forward-looking statements, which address the Company’s expected business and financial performance, among other matters, are identified by terms and phrases such as:  anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast and similar expressions.  Forward-looking statements involve risks and uncertainties that may or could cause actual results to be materially different from the results predicted.  Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: changes in demand for natural gas or NGL and related services by customers, in the composition of the Company’s customer base and in the sources of natural gas or NGL accessible to the Company’s system; the effects of inflation and the timing and extent of changes in the prices and overall demand for and availability of natural gas or NGL as well as electricity, oil, coal and other bulk materials and chemicals; adverse weather conditions, such as warmer or colder than normal weather in the Company’s service territories, as applicable, and the operational impact of natural disasters; changes in laws or regulations, third-party relations and approvals, and decisions of courts, regulators and/or governmental bodies affecting or involving the Company, including deregulation initiatives and the impact of rate and tariff proceedings before FERC and various state regulatory commissions; the speed and degree to which additional competition, including competition from alternative forms of energy, is introduced to the Company’s business and the resulting effect on revenues; the impact and outcome of pending and future litigation and/or regulatory investigations, proceedings or inquiries; the ability to comply with or to successfully challenge existing and/or  new environmental, safety and other laws and regulations; unanticipated environmental liabilities; the uncertainty of estimates, including accruals and costs of environmental remediation; the impact of potential impairment charges; exposure to highly competitive commodity businesses and the effectiveness of the Company's hedging program; the ability to acquire new businesses and assets and to integrate those operations into its existing operations, as well as its ability to expand its existing businesses and facilities; the timely receipt of required approvals by applicable governmental entities for the construction and operation of the pipelines and other projects; the ability to complete expansion projects on time and on budget; the ability to control costs successfully and achieve operating efficiencies, including the purchase and implementation of new technologies for achieving such efficiencies; the impact of factors affecting operations such as maintenance or repairs, environmental incidents, natural gas pipeline system constraints and relations with labor unions representing bargaining-unit employees; the performance of contractual obligations by customers, service providers and contractors; exposure to customer concentrations with a significant portion of revenues realized from a relatively small number of customers and any credit risks associated with the financial position of those customers; changes in the ratings of the Company’s debt securities; the risk of a prolonged slow-down in growth or decline in the United States economy or the risk of delay in growth or decline in the United States economy, including liquidity risks in United States credit markets; the impact of unsold pipeline capacity being greater than expected; changes in interest rates and other general market and economic conditions, and in the Company’s ability to continue to access its revolving credit facility and to obtain additional financing on acceptable terms, whether in the capital markets or otherwise; declines in the market prices of equity and debt securities and resulting funding requirements for defined benefit pension plans and other postretirement benefit plans; acts of nature, sabotage, terrorism or other similar acts that cause damage to the facilities or  the Company’s  suppliers' or customers' facilities; market risks beyond the Company’s control affecting its risk management activities including market liquidity, commodity price volatility and counterparty creditworthiness; the availability/cost of insurance coverage and the ability to collect under existing insurance policies; the risk that material weaknesses or significant deficiencies in internal controls over financial reporting could emerge or that minor problems could become significant; changes in accounting rules, regulations and pronouncements that impact the measurement of  results of operations, the timing of when such measurements are to be made and recorded and the disclosures surrounding these activities; the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, environmental compliance, climate change initiative, authorized rates of recovery of costs (including pipeline relocation costs) and permitting for new natural gas production accessible to the Company’s systems; market risks affecting the Company’s pricing of its services provided and renewal of significant customer contracts; other risks and unforeseen events, including other financial, operational and legal risks and uncertainties detailed from time to time in filings with the Securities and Exchange Commission; actions taken to protect species under the Endangered Species Act and the effect of those actions on the Company’s operations; and the likelihood and timing of the proposed merger with ETE, the terms and conditions of any required regulatory approvals of the proposed merger, the impact of the proposed merger on Southern Union’s employees and potential diversion of management’s time and attention from ongoing business during this time period.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of the Company’s forward-looking statements.  Other factors could also have material adverse effects on the Company’s future results.  These and other risks are described in greater detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and its other reports filed with the Securities and Exchange Commission.  In light of these risks, uncertainties and assumptions, the events described in forward-looking statements might not occur or might occur to a different extent or at a different time than the Company has described.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Additional Information

In connection with the proposed Merger, ETE and the Company have filed a proxy statement / prospectus and other documents with the SEC. Investors and security holders are urged to carefully read the definitive proxy statement/prospectus when it becomes available because it will contain important information regarding ETE, the Company and the transaction.

A definitive proxy statement/prospectus will be sent to stockholders of the Company seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus (when available) and other documents filed by ETE and the Company with the SEC at the SEC’s website, www.sec.gov. The definitive proxy statement/prospectus (when available) and such other documents relating to ETE may also be obtained free of charge by directing a request to Energy Transfer Equity, L.P., Attn: Investor Relations, 3738 Oak Lawn Avenue, Dallas, Texas 75219, or from ETE’s website, www.energytransfer.com. The definitive proxy statement/prospectus (when available) and such other documents relating to the Company may also be obtained free of charge by directing a request to Southern Union Company, Attn: Investor Relations, 5444 Westheimer Road, Houston, Texas 77056, or from the Company’s website, www.sug.com.

ETE, the Company and their respective directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed transaction. Information concerning the interests of the persons who may be “participants” in the solicitation will be set forth in the definitive proxy statement/prospectus when it becomes available.

Select Financial Information

The following table sets forth financial information for the Company for the periods presented.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(In thousands of dollars, except per share amounts)

Operating revenues	$631,607	$573,096	$1,378,429	$1,332,090

Operating expenses:
Cost of natural gas and other energy	315,575	246,626	741,207	685,635
Operating, maintenance and general	123,858	118,723	244,852	232,608
Depreciation and amortization	59,295	57,559	118,622	112,753
Revenue-related taxes	5,200	4,806	22,567	21,848
Taxes, other than on income and revenues	12,657	13,638	28,127	28,224
Total operating expenses	516,585	441,352	1,155,375	1,081,068

Operating income	115,022	131,744	223,054	251,022

Other income (expenses):
Interest expense	(54,933)	(55,436)	(110,504)	(106,312)
Earnings from unconsolidated investments	25,048	27,542	51,749	46,120
Other, net	224	(352)	366	(63)
Total other expenses, net	(29,661)	(28,246)	(58,389)	(60,255)

Earnings from continuing operations before income taxes	85,361	103,498	164,665	190,767

Federal and state income tax expense	25,588	28,609	44,230	59,418

Net earnings	59,773	74,889	120,435	131,349

Preferred stock dividends	-	(2,170)	-	(4,341)
Loss on extinguishment of preferred stock	-	(3,295)	-	(3,295)

Net earnings available for common stockholders	$59,773	$69,424	$120,435	$123,713

Net earnings available for common stockholders per share:
Basic	$0.48	$0.56	$0.97	$0.99
Diluted	$0.47	$0.55	$0.96	$0.99
Cash dividends declared on common stock per share:	$0.15	$0.15	$0.30	$0.30

Weighted average shares outstanding
Basic	124,712	124,474	124,685	124,445
Diluted	125,875	125,244	125,737	125,202

Select Financial Information Continued

The following table sets forth certain selected financial information for the Company for the periods presented.

	June 30,	December 31,
	2011	2010
	(In thousands of dollars)

Total assets	$8,190,069	$8,238,543

Long term debt	$2,705,534	$3,520,906
Short term debt and notes payable	1,011,751	298,134
Common equity	2,605,251	2,526,982
Total capitalization	$6,322,536	$6,346,022

	Three Months Ended June 30,
	2011	2010
	(In thousands of dollars)
Cash flow information:
Cash flow provided by operating activities	$350,911	$242,492
Changes in working capital	81,384	(16,663)
Net cash flow provided by operating activities
before changes in working capital	269,527	259,155
Net cash flow used in investing activities	(216,390)	(129,020)
Net cash flow used in financing activities	(134,807)	(121,429)
Change in cash and cash equivalents	$(286)	$(7,957)

Select Non-GAAP Financial Information

The following table sets forth certain selected financial information for the Company’s segments for the periods presented.

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(In thousands of dollars)

Revenues from external customers:
Transportation and Storage	$189,760	$187,090	$392,054	$373,765
Gathering and Processing	328,515	282,707	552,167	543,567
Distribution	109,076	99,711	425,649	407,972
Total segment operating revenues	627,351	569,508	1,369,870	1,325,304
Corporate and other	4,256	3,588	8,559	6,786
Total consolidated revenues from external customers	$631,607	$573,096	$1,378,429	$1,332,090

Depreciation and amortization:
Transportation and Storage	$31,963	$30,896	$64,237	$60,073
Gathering and Processing	18,065	17,971	35,852	35,291
Distribution	8,407	7,967	16,814	15,923
Total segment depreciation and amortization	58,435	56,834	116,903	111,287
Corporate and other	860	725	1,719	1,466
Total depreciation and amortization expense	$59,295	$57,559	$118,622	$112,753

EBIT:
Transportation and Storage segment	$117,495	$111,246	$239,593	$213,671
Gathering and Processing segment	21,333	40,526	9,104	47,081
Distribution segment	3,374	6,865	26,941	35,710
Corporate and other	(1,908)	297	(469)	617
Total EBIT	140,294	158,934	275,169	297,079
Interest expense	54,933	55,436	110,504	106,312
Earnings before income taxes	85,361	103,498	164,665	190,767
Federal and state income tax expense	25,588	28,609	44,230	59,418
Net earnings	59,773	74,889	120,435	131,349
Preferred stock dividends	-	2,170	-	4,341
Loss on extinguishment of preferred stock	-	3,295	-	3,295
Net earnings available for common stockholders	$59,773	$69,424	$120,435	$123,713

The Company evaluates segment performance based on several factors, of which the primary financial measure is earnings before interest and taxes (EBIT).  EBIT allows management and investors to more effectively evaluate the performance of all of the Company’s consolidated subsidiaries and unconsolidated investments.  The Company defines EBIT as net earnings available for common shareholders, adjusted for: (i) items that do not impact earnings, such as extraordinary items, discontinued operations and the impact of changes in accounting principles; (ii) income taxes; (iii) interest; (iv) dividends on preferred stock; and (v) loss on extinguishment of preferred stock.

Select Non-GAAP Financial Information

The following tables set forth a reconciliation of EBIT to adjusted EBIT (a non-GAAP measure) for the Company and certain business segments for the periods presented.

	Three Months Ended June 30,
	2011	2010
	(In thousands of dollars)
Southern Union Company:
Reported EBIT	$140,294	$158,934
Adjustments:
Mark-to-market loss on open economic hedges	(321)	(22,319)
Mark-to-market loss recognized in prior periods	(7,284)	(9,076)
Merger-related expenses	4,720	-
Litigation settlements	(9,409)	-
Adjusted EBIT	$128,000	$127,539

Transportation & Storage segment:
Reported EBIT	$117,495	$111,246
Adjustments:
Merger-related expenses	969	-
Litigation settlements	(9,409)	-
Adjusted EBIT	$109,055	$111,246

Gathering & Processing segment:
Reported EBIT	$21,333	$40,526
Adjustments:
Mark-to-market loss on open economic hedges	(321)	(22,319)
Mark-to-market loss recognized in prior periods	(7,284)	(9,076)
Merger-related expenses	428	-
Adjusted EBIT	$14,156	$9,131

Distribution segment:
Reported EBIT	$3,374	$6,865
Adjustments:
Merger-related expenses	189	-
Adjusted EBIT	$3,563	$6,865

Corporate & Other
Reported EBIT	$(1,908)	$297
Adjustments:
Merger-related expenses	3,134	-
Adjusted EBIT	$1,226	$297